SMITH BREEDEN TRUST
                          (the "Trust")

                         Amendment No. 4
                               to
               Agreement and Declaration of Trust


The undersigned, being at least a majority of the Trustees of the Smith Breeden Trust, hereby amend the Agreement and Declaration of Trust by deleting therefrom the entire sentence included in
(a) of Section 5.11, and substituting therefore the following:

     "Without limiting the authority of the Trustees set forth in Section 5.1, inter alia, to establish and designate any further series or classes or to modify the rights and preferences of any series, the "Smith Breeden U.S. Equity Market Plus Fund", the "Smith Breeden Financial Services Fund", the "Smith Breeden High Yield Bond Fund", the "Smith Breeden Asia/Pacific Fund", and the "Smith Breeden Europe Fund" shall be, and are hereby, established and designated."

     WITNESS our hands set hereto as of this twenty-ninth day of June, 1998.



                                                  June 29, 1998
     Douglas T. Breeden


                                                  June 29, 1998
     Michael J. Giarla


                                                  June 29, 1998
     Stephen M. Schaefer


                                                  June 29, 1998
     Myron S. Scholes


                                                  June 29, 1998
     William F. Sharpe